Exhibit 99.1
Delek Logistics Partners, LP Announces Pricing of $400 Million Senior Notes Offering
BRENTWOOD, Tenn., May 20, 2021 - Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) announced today that it, along with Delek Logistics Finance Corp., a subsidiary of Delek Logistics, priced an offering of $400 million in aggregate principal amount of 7.125% senior notes due 2028 (the “Notes”) at par.
The offering is expected to close May 24, 2021, subject to satisfaction of customary closing conditions. Delek Logistics intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its revolving credit facility.
The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws. This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the closing of the offering and the anticipated use of the net proceeds therefrom. These statements may contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,”  “expect” or similar expressions, as well as statements in the future tense, are made as of the date they were first issued and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Delek Logistics’ control. Delek Logistics’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, market risks and uncertainties and the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Delek Logistics’ filings and reports with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and other reports and filings with the SEC.
Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312
Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).
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